Exhibit 99.1

CHANGE OF DISTRIBUTION ELECTION	R&T Account #

Any requests for custodial accounts, such as an IRA or SEP, require the authorization of the custodian.  Contact the custodian for such requirements.

☐   BEGIN/CHANGE participation in the Distribution Reinvestment Program.

I hereby direct that future cash distributions be used to purchase additional shares in the Company through the Distribution Reinvestment Program, as stated in the prospectus.  Please reinvest distributions on                  shares in my account.

(Enter “all” or a specific number of shares.  If not “all”, provide cash distribution instructions below.)

☐ TERMINATE participation in the Distribution Reinvestment Program.

Please send future distributions: (By electing an option below, participation in the Distribution Reinvestment Program will be terminated – if applicable)

☐   VIA MAIL to: (Complete # 1 through # 4 in below box.)

☐   VIA ELECTRONIC DEPOSIT (ACH) to: (Complete # 1 through # 5 in below box and attach voided check.)

NOT AVAILABLE FOR CUSTODIAL ACCOUNTS SUCH AS AN IRA OR SEP.

1.
Name of Bank, Brokerage Firm or Individual

2.
Mailing Address

Mailing Address

3.
City, State, Zip Code

4.
Account Number (if Applicable)

5.	☐ Checking	☐ Savings	Bank ABA #:

Signature of Registered Owner

Signature of Co-Owner (If Applicable)

Printed Name of Registered Owner	Printed Name of Co-Owner

Social Security Number	Social Security Number

Date

Date

Telephone Number	Signature of Custodian* - If Applicable
(*Medallion Guaranteed Signature or Corporate Resolution Required)

Mail or fax completed form to:
Registrar and Transfer Company	FAX:	908-272-9481
Attn: Specialized Issuer Services
P.O. Box 1727	Questions:	800-960-6552
10 Commerce Drive		inlandinfo@rtco.com
Cranford, NJ 07016

IF THIS IS A CUSTODIAL ACCOUNT, SUCH AS AN IRA OR SEP, CONTACT YOUR CUSTODIAN.  THE CUSTODIAN’S SIGNATURE IS REQUIRED IN ORDER TO PROCESS SUCH REQUESTS.